Exhibit 99.(16)

Power of Attorney

The undersigned Trustees and Officers of The Prudential Series Fund hereby constitute, appoint, and authorize each of Claudia DiGiacomo, Deborah A. Docs, Katherine P. Feld, Kathryn L. Quirk, John P. Schwartz, Andrew R. French and Jonathan D. Shain, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the  reorganizations listed below and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Target Funds	Acquiring Funds
SP Mid Cap Growth Portfolio of The Prudential Series Fund	SP Prudential U.S. Emerging Growth Portfolio of The Prudential Series Fund

SP Davis Value Portfolio of The Prudential Series Fund	Value Portfolio of The Prudential Series Fund

SP Strategic Partners Focused Growth Portfolio of The Prudential Series Fund	Jennison Portfolio of The Prudential Series Fund

Signature	Title

/s/ Timothy S. Cronin	Vice President
Timothy S. Cronin

/s/ Saul K. Fenster	Trustee
Saul K. Fenster

/s/ Delayne Dedrick Gold	Trustee
Delayne Dedrick Gold

/s/ Robert F. Gunia	Trustee
Robert F. Gunia

/s/ W. Scott McDonald, Jr.	Trustee
W. Scott McDonald, Jr.

/s/ Thomas T. Mooney	Trustee
Thomas T. Mooney

/s/ Thomas M. O’Brien	Trustee
Thomas M. O’Brien

/s/ Stephen Pelletier	President (Principal Executive Officer)
Stephen Pelletier

/s/ F. Don Schwartz	Trustee
F. Don Schwartz

/s/ Grace C. Torres	Treasurer (Principal Financial and Accounting Officer)
Grace C. Torres

Dated: December 9, 2009